                                                                   Exhibit 2.1.5

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made as of the 3rd day of July, 2006 between ULTRALIFE BATTERIES, INC., a Delaware corporation (the "Company") and Thomas Hauke, Earl Martin, Sr., Frank Alexander and James Evans (each individually, a "Holder" and collectively, the "Holders").

     The Company, MR Acquisition Sub, McDowell Research Ltd. ("Seller") and the Holders have entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which the Company issued its Subordinated Convertible Promissory Note to Seller as partial consideration for the Purchase Price (the "Note"), which Note is convertible into shares of the Company's Common Stock (the "Shares") at a conversion price of $15.00 per share, and also pursuant to which the Company agreed to register the Shares. The Holders are the sole shareholders of the parent of the Seller and, as a result of the transactions contemplated by the Asset Purchase Agreement, will become the beneficial owners of the Note and the Shares issuable on conversion of the Note.

     Capitalized terms not defined in this Agreement shall have the meanings given them in the Asset Purchase Agreement.

     In consideration of the covenants and conditions set forth in this Agreement, the parties agree as follows:

1.   REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT; COVENANTS

     1.1  REGISTRATION OF SHARES

          1.1.1 REGISTRATION STATEMENT; EXPENSES

The Company shall:

     (A) use its best efforts to prepare and file with the Securities and Exchange Commission (the "Commission") within forty-five (45) days of the date of Closing a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form S-1) relating to the sale of the Shares by the Holders from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately negotiated transactions (the "Registration Statement");

     (B) provide to the Holders any information required to permit the sale of the Shares under Rule 144A of the Securities Act;

     (C) subject to receipt of necessary information from the Holders, use its reasonable best efforts to cause the Commission to declare the Registration Statement effective as soon as practicable after the Registration Statement is filed with the Commission;

     (D) notify the Holders promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

     (E) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 1.3.1 below) and take such other action, if any, as may be necessary to comply with Rule 415 and other applicable rules of the Commission as shall be necessary to keep the Registration Statement effective until the earlier of (i) the date on which the Shares may be resold by the Holders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect;

     (F) promptly furnish to the Holders with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Holders;

     (G) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

     (H) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

     (I) advise the Holders, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest practicable moment if such stop order should be issued; and

     (J) bear all expenses in connection with the procedures in paragraphs (a) through (i) of this Section 1.1.1 and the registration of the Shares pursuant to the Registration Statement.

     1.2 TRANSFER OF SHARES AFTER REGISTRATION

Each Holder agrees that he will not effect any disposition of the Shares or right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 1.1 or as otherwise permitted by law, and that he will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holder or the Holder's plan of distribution.

     1.3 INDEMNIFICATION

For the purpose of this Section 1.3, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 1.1.

          1.3.1 INDEMNIFICATION BY THE COMPANY

The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls a Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Holder or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 424, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under applicable law, and will reimburse the Holder and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Holder or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of the Holder to comply with the covenants and agreements contained in the Asset Purchase Agreement or in
Section 1.2 of this Agreement respecting resale of the Shares, or (iii) the inaccuracy of any representations made by the Holder in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder before the pertinent sale or sales by the Holder.


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

          1.3.2 INDEMNIFICATION BY THE HOLDERS

Each Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Holder, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Holder to comply with the covenants and agreements contained in the Asset Purchase Agreement or Section 1.2 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation made by the Holder in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use therein; provided, however, that the Holder shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Holder has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Holder will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

          1.3.3 INDEMNIFICATION PROCEDURE

     (A) Promptly after receipt by an indemnified party under this Section 1.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 1.3 or to the extent it is not prejudiced as a result of such failure.

     (B) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

          (I) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

          (II) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 1.3, the Holder shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by the Holder from the sale of the Shares.

          1.3.4 CONTRIBUTION

If the indemnification provided for in this Section 1.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 1.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement

     (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder from the sale of the Shares, or

     (B) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and the Holder in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

The respective relative benefits received by the Company on the one hand and the Holders on the other shall be deemed to be in the same proportion as the conversion rate of the Note paid by the Holders to the Company pursuant to this Agreement for the Shares issued to the Holder that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount the Holder in effect paid for the Shares issued on conversion of the Note that were sold pursuant to the Registration Statement and the amount received by the Holder from such sale. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 1.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 1.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 1.3 for purposes of indemnification. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 1.3 were determined solely by pro rata allocation (even if the Holder were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 1.3, the Holder shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     1.4 TERMINATION OF CONDITIONS AND OBLIGATIONS

The restrictions imposed by the Asset Purchase Agreement or this Agreement upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the Closing Date or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the registration requirements of the Securities Act.

     1.5 INFORMATION AVAILABLE

From the date of this Agreement through the date the Registration Statement covering the resale of Shares owned by the Holder is no longer effective, the Company will furnish to the Holder:

     (A) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 90 days after the end of each fiscal year of the Company), one copy of

          (I) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

          (II) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K;


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

          (III) if not included in substance in its Quarterly Reports to Stockholders, its quarterly reports on Form 10-Q; and

          (IV) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

     (B) upon the request of a Holder, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

     1.6 RULE 144 INFORMATION

Until the earlier of (i) the date on which the Shares may be resold by a Holder without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Holders to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDERS

     2.1  SECURITIES LAW REPRESENTATIONS AND WARRANTIES

     Each Holder, severally and not jointly, represents, warrants and covenants to the Company as follows:

     (A) The Holder has acquired or will be acquiring the Shares for the Holder's own account for investment only, and has no present intention of distributing any of the Shares, nor any arrangement or understanding with any other persons regarding the distribution of the Shares within the meaning of
Section 2(11) of the Securities Act, other than as contemplated in Section 1 of this Agreement.

     (B) The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and rules and regulations promulgated thereunder the "Rules and Regulations").

     (C) The Holder has completed or caused to be completed the Registration Statement Questionnaire, attached to this Agreement as Appendix I, for use in preparation of the Registration Statement, and the answers to the Questionnaire are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided, however, that the Holder shall be entitled to update such information by providing notice thereof to the Company before the effective date of the Registration Statement.


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

     2.2  RESALES OF SHARES

          (A) Each Holder hereby covenants with the Company not to make any sale of the Shares without satisfying the requirements of the Securities Act and the rules and regulations promulgated thereunder, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and each Holder acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a resale under the Registration statement unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate certificate

               (I) in the form of Appendix II to this Agreement;

               (II) executed by the Holder individually, or if the Holder is an entity, by an officer of, or other authorized person designated by, the Holder; and

               (III) to the effect that (a) the Shares have been sold in accordance with the Registration Statement and (b) the requirement of delivering a current prospectus has been satisfied.

          (B) Each Holder acknowledges that there may occasionally be times when the Company determines, in good faith following consultation with its Board of Directors or a committee thereof, the use of the Prospectus forming a part of the Registration Statement should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company with the Commission and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Holder hereby covenants that the Holder will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Holder written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Holder written notice that the Holder may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Holder, suspend the use of the Prospectus for up to thirty (30) days in any 365-day period based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the Commission or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. In addition, the Company shall notify each Holder (i) of any request by the Commission for an amendment or any supplement to such Registration Statement or the Prospectus, or any other information request by any other governmental agency directly relating to the sale of Shares, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation or threat of any proceeding for that purpose.

          (C) Each Holder further covenants to notify the Company promptly of the sale of any of the Shares, other than sales pursuant to the Registration Statement or sales upon termination of the transfer restrictions pursuant to
Section 1.4 of this Agreement.


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

3.   MISCELLANEOUS

     3.1  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will be deemed one instrument.

     3.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith shall survive the execution and delivery hereof.

     3.3  PRIOR AGREEMENTS

     This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous understandings or agreements concerning the subject matter hereof.

     3.4  SEVERABILITY

     The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     3.5  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions of specific performance to the extend permitted by law.

     3.6  HEADINGS

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

     3.7  AMENDMENTS AND WAIVERS

     This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties that specifically refers to this Agreement. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by a party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Any amendment or waiver effected in accordance with this Section 3.7 shall be binding upon each party and its permitted assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


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

ULTRALIFE BATTERIES, INC.


By:
    ------------------------------------
Name: John D. Kavazanjian
Title: Chief Executive Officer


HOLDERS:

Print Name: Thomas Hauke


----------------------------------------
Signature

Print Name: Earl Martin, Sr.


----------------------------------------
Signature

Print Name: Frank Alexander


----------------------------------------
Signature

Print Name: James Evans


----------------------------------------
Signature


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

                                   APPENDIX I

                            ULTRALIFE BATTERIES, INC.

                      REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

1. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

     _____________________________________________

2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares issued to you or your organization pursuant to the conversion of the Note issued pursuant to the Asset Purchase Agreement and those shares purchased by you or your organization through other transactions:

     _____________________________________________

3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

     _____ Yes _____ No

If yes, please indicate the nature of any such relationships below:

__________________________________________________

__________________________________________________

__________________________________________________

__________________________________________________

                                   APPENDIX II

                     HOLDER'S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, an officer of, or other person duly authorized by

________________________________________________________________________________
              [fill in official name of individual or institution]

hereby certifies that he/she/it is the Holder of the shares evidenced by the attached certificate, and as such, sold such shares on ________________, 200__ in accordance with Registration Statement No. 333-________________, and complied with the requirement of delivering a current prospectus in connection with such sale.

PRINT OR TYPE:

Name of Holder (Individual or Institution):

________________________________________________________________________________

Name of Individual representing Holder (if an Institution)

________________________________________________________________________________

Title of Individual representing Holder (if an Institution):

________________________________________________________________________________

SIGNATURE:

Individual Holder or Individual representing Holder:


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